                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





     We hereby consent to the use in the New Frontier Media, Inc. registration statement, on Form SB-2 Amendment No. 6 of our report dated July 3, 1997, accompanying the consolidated financial statements of New Frontier Media, Inc. for the years ended March 31, 1997 and 1996 which is part of the registration statement and to the reference to us under the heading "Experts" in such registration statement.


                                                          SPICER, JEFFRIES & CO.


February 3, 1998